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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): November 17, 1998


                                  SAFEWAY INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                     1-00041
                            (Commission File Number)

                                   94-3019135
                        (IRS Employer Identification No.)

                            5918 STONERIDGE MALL ROAD
                          PLEASANTON, CALIFORNIA 94588
               (Address of Principal Executive Offices) (Zip Code)

                                 (925) 467-3000
              (Registrant's Telephone Number, Including Area Code)
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Item 2.  Acquisition or Disposition.

                  On November 17, 1998 Windy City Acquisition Corp., a Delaware corporation ("Windy City") and a wholly-owned subsidiary of Safeway Inc., a Delaware corporation ("Safeway"), acquired 18,614,661 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 2,861,354 shares of Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Common Stock"), of Dominick's Supermarkets, Inc., a Delaware corporation ("Dominick's"), representing 99.47% of Dominick's outstanding shares, for a cash price of $49.00 per share, net to the seller, without interest. The shares were purchased pursuant to a tender offer (the "Offer") commenced on October 19, 1998 to acquire all of the outstanding shares of Dominick's Common Stock and Non-Voting Common Stock.

                  On November 19, 1998, Safeway completed the merger of Windy City with and into Dominick's. Upon consummation of the merger, Dominick's became a wholly-owned subsidiary of Safeway, and the stockholders of Dominick's whose shares were not purchased pursuant to the Offer became entitled to receive $49.00 per share. The total purchase price for Dominick's was approximately $1.2 billion, plus the assumption of approximately $646.2 million of Dominick's debt.

                  The funds used to consummate the acquisition came from (i) borrowings of Safeway under an existing Credit Agreement, dated as of April 8, 1997, among Safeway Inc., The Vons Companies, Inc. and Canada Safeway Limited as Borrowers; Bankers Trust Company as Administrative Agent; The Chase Manhattan Bank as Syndication Agent; The Bank of Nova Scotia and Bank of America National Trust and Savings Association as Documentation Agents; the agents listed therein as Agents; and the lenders listed therein as Lenders, and (ii) the issuance of commercial paper.

                  Dominick's, together with its subsidiaries, is the second largest supermarket operator in the greater Chicago metropolitan area. Dominick's store base consists of 112 stores of which 18 are conventional stores and 94 are full-service combination food and drug stores.


Item 7.       Financial Statements and Exhibits.

              (c)                   Exhibits:

              Exhibit 2.1           Agreement and Plan of Merger, dated as of
                                    October 13, 1998, by and among Safeway Inc.,
                                    Windy City Acquisition Corp. and Dominick's
                                    Supermarkets, Inc. (incorporated herein by
                                    reference to Exhibit (c)(1) of the Schedule
                                    14D-1 of Safeway Inc., dated October 19,
                                    1998).
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              Exhibit  4(i).1       Credit Agreement, dated as of April 8, 1997,
                                    among Safeway Inc., The Vons Companies, Inc.
                                    and Canada Safeway Limited as Borrowers;
                                    Bankers Trust Company as Administrative
                                    Agent; The Chase Manhattan Bank as
                                    Syndication Agent; The Bank of Nova Scotia
                                    and Bank of America National Trust and
                                    Savings Association as Documentation Agents;
                                    the agents listed therein as Agents; and the
                                    lenders listed therein as Lenders
                                    (incorporated herein by reference to Exhibit
                                    4(i).1 of Safeway Inc.'s Quarterly Report on
                                    Form 10-Q for the period ending March 22,
                                    1997).
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SAFEWAY INC.


                                    By: /s/ Michael C. Ross
                                        ----------------------------------------
                                    Name: Michael C. Ross
                                    Title: Senior Vice President, Secretary and
                                    General Counsel

DATED: November 24, 1998